Amgen to Acquire Onyx Investor Presentation August 26, 2013 Exhibit 99.1

Provided August 26, 2013 as part of an oral presentation and is qualified by such, contains forward-looking statements, actual results may vary materially;
Amgen disclaims any duty to update.

Safe Harbor Statement
This presentation contains forward-looking statements that are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about the planned completion of the tender offer and the merger, estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results.
Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and
Exchange Commission (SEC) reports filed by Amgen, including Amgen’s most recent annual report on Form 10-K and any subsequent periodic reports on
Form 10-Q and Form 8-K. Please refer to Amgen’s most recent Forms 10-K, 10-Q and 8-K for additional information on the uncertainties and risk factors related to our business. Unless otherwise noted, Amgen is providing this information as of August 26, 2013 and expressly disclaims any duty to update information contained in this presentation. No forward-looking statement can be guaranteed and actual results may differ materially from those we project.
Risks and uncertainties include whether the proposed transaction described in this presentation can be completed in a timely manner, and whether the anticipated benefits of the proposed transaction can be achieved. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments (domestic or foreign) involving current and future products, sales growth of recently launched products, competition from other products (domestic or foreign) and difficulties or delays in manufacturing our products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and we expect similar variability in the future. We develop product candidates internally and through licensing collaborations, partnerships, joint ventures and acquisitions. Product candidates that are derived from relationships or acquisitions may be subject to disputes between the parties or may prove to be not as effective or as safe as we may have believed at the time of entering into such relationship. In addition, sales of our products are affected by reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of our products. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and products liability claims. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors. We depend on third parties for a significant portion of our manufacturing capacity for the supply of certain of our current and future products and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to some of our marketed products as well as for the discovery and development of new products. Our products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with our products. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock.

Provided August 26, 2013 as part of an oral presentation and is qualified by such, contains forward-looking statements, actual results may vary materially;
Amgen disclaims any duty to update.

Tender Offer Information
The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Onyx Pharmaceuticals, Inc. (“Onyx”) or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”). The offer to purchase shares of Onyx common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE
URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS
THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The
tender offer statement will be filed with the SEC by Amgen and Arena Acquisition Company, a wholly owned subsidiary of Amgen, and the solicitation/recommendation statement will be filed with the SEC by Onyx. Investors and security holders may obtain a free copy of these statements
(when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the
Information Agent for the tender offer which will be named in the tender offer statement.

Provided August 26, 2013 as part of an oral presentation and is qualified by such, contains forward-looking statements, actual results may vary materially;
Amgen disclaims any duty to update.

Onyx Is a Compelling Acquisition for
Amgen
•
Innovative oncology medicines with global potential represent excellent strategic fit
•
Attractive time to enter market for the treatment of multiple myeloma
–
Market poised to grow rapidly
–
Clear opportunity for differentiated products that address important unmet medical needs
•
Attractive time in life cycle of Kyprolis
–
Adding our leading global oncology capabilities at early stage of Kyprolis launch maximizes our potential to add value to this franchise
•
Potential to add significant value for Amgen shareholders while maintaining commitment to growing dividend and investment grade balance sheet
–
Improves short and long-term revenue growth
–
Accretive to adjusted earnings growth rate beginning 2015

Provided August 26, 2013 as part of an oral presentation and is qualified by such, contains forward-looking statements, actual results may vary materially;
Amgen disclaims any duty to update.

We Will be Adding an Important and
Growing Multiple Myeloma Franchise
• Market for multiple myeloma expected to grow from
$6.1B in 2012 to $10.4B by 2017*
• Kyprolis
®
is a differentiated proteasome inhibitor
– More selective than other proteasome inhibitors resulting in lower peripheral neuropathy
– Provides a longer duration of inhibition and a consistently deeper response
– Increasingly viewed by experts as the best-in-class
proteasome inhibitor with a superior safety profile
– Potential in earlier lines of multiple myeloma
– Expanded global access
•
*Source: Evaluate Pharma
Oprozomib is an
innovative oral proteasome inhibitor in
Phase 2 development

Provided August 26, 2013 as part of an oral presentation and is qualified by such, contains forward-looking statements, actual results may vary materially;
Amgen disclaims any duty to update.

Other Innovative Oncology Products
Contributing to Growth
• Nexavar ® –oral kinase inhibitor
–
Global profit share rights with Bayer (excluding Japan), with a co-promote agreement in the US
• Stivarga ® –oral kinase inhibitor
–
20% royalty from Bayer on global sales with a co-promote agreement in the US
• Palbociclib–oral CDK4/6 inhibitor
–
8% royalty from Pfizer on Global sales
CDK = cyclin-dependent kinase

Provided August 26, 2013 as part of an oral presentation and is qualified by such, contains forward-looking statements, actual results may vary materially;
Amgen disclaims any duty to update.

Consistent With Our Capital
Allocation Strategy
• Financed through a combination of US cash and
committed bank loans
• Expect to deliver an attractive return on capital and
accretive to adjusted net income in 2015
• Remain committed to increasing the dividend
meaningfully over time
• Expect to maintain investment grade credit ratings
• Maintain our plan to return, on average, more than 60% of
adjusted net income to shareholders over the period
2011–2015

Provided August 26, 2013 as part of an oral presentation and is qualified by such, contains forward-looking statements, actual results may vary materially;
Amgen disclaims any duty to update.
Timeline to Closing
• Tender Offer filed this week; initial offer period is 20
business days
• Commence Hart-Scott-Rodino filings this week; initial
review period 15 calendar days
• Close could occur as early as the week of September 30,
subject to satisfaction of customary closing conditions,
including regulatory clearance
• Amgen will report Q3 results the week of October 21

Amgen to Acquire Onyx Investor Presentation August 26, 2013